Exhibit 99.1
Latch Drives Additional Discipline and Efficiency, Setting the Stage For Accelerated Future Growth
The company plans to leverage Honest Day’s Work’s global workforce, reduce operational spend, and create a stronger foundation for growth.

NEW YORK - July 10, 2023 - Following the completion of the Honest Day’s Work (HDW) acquisition earlier this month, Latch, Inc. (NASDAQ: LTCH) today announced its commitment to enhancing operational discipline and efficiency within the organization. As part of this strategic initiative, the company expects to reduce its current U.S.- and Taiwan-based workforce approximately 59% by November 1, 2023.

HDW’s talent philosophy and global team have enabled Latch to quickly execute on cost savings, and the decreased U.S.- and Taiwan-based headcount should allow for additional cost cutting measures to be implemented on SaaS software licenses and other systems.

The goal of these strategic measures is to create a scalable foundation for growth. To that end, the company is unveiling a new leadership team alongside Jamie Siminoff, who is expected to become CEO later this year, including:

●Luciano Panaro, who is taking over as Chief Technology Officer;
●David Lillis, based in St. Louis, who is starting as SVP of Finance on July 17, 2023 and who is expected to take over as Chief Financial Officer later this year;
●Claire Duval, who is taking over as VP of Operations;
●Eugenia Adjigogovic, who is taking over as Head of People; and
●Chris Peckham, also based in St. Louis, who has recently joined as Head of Sales.

As Latch leverages a more efficient, remote global workforce, new U.S.-based roles that are most effective when co-located together will be based in St. Louis. This hybrid approach combines sourcing globally, allowing for remote work where appropriate, with a centralized office in St. Louis to build an efficient team that supports a sustainable business.

Siminoff said, “These new measures are focused on creating the best foundation for growing the business long term. Discipline and efficiency are not only expected to save Latch millions of dollars but should also accelerate and simplify processes, both internally and externally. It is our responsibility to our customers to provide the best products and services at the lowest cost. Doing that should result in increased sales and profits, creating value for our stockholders.”

The new leadership team will bring diverse backgrounds and a wealth of experience and knowledge to their positions and is uniquely suited to support Latch’s future growth. After taking over as CFO later this year, Lillis is expected to oversee all financial functions of Latch, including financial planning, analysis, reporting, and treasury management. He will work closely with the executive team to streamline processes, drive cost optimization initiatives, and provide actionable insights to support informed decision-making.

“I’m excited to join the Latch team on this journey as we embrace a more disciplined and efficient approach to business operations,” said Lillis. “I look forward to collaborating with the talented individuals at Latch to drive financial excellence and contribute to the company's continued growth and success.”

To learn more about Latch, visit www.latch.com or email Jamie Siminoff directly at j@latch.com. For sales inquiries email Chris Peckham at chris.peckham@latch.com.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking information includes, but is not limited to, statements regarding: Latch’s and HDW’s future products, financial performance, strategies, and operations, and the related benefits to shareholders, customers, and residents; expected growth of demand for Latch’s and HDW’s future products and their adoption by customers; Latch and HDW’s industry positions; Latch’s acquisition of HDW (the “Acquisition”), the impact of the Acquisition and related transactions on the combined company, and the operating results of the combined company; the ability of Latch to successfully integrate HDW and realize the benefits of the Acquisition, including the expected performance of the combined company’s management team; and the transition in Latch’s CEO and CFO positions. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the effect of the completion of the Acquisition on the ability of Latch to retain and hire key personnel and maintain relationships with customers, suppliers and others with which Latch does business, or on Latch’s operating results and business generally; (ii) the risk that the Acquisition and the integration of HDW into Latch may involve unexpected costs or liabilities; (iii) the outcome of legal proceedings, if any, related to the Acquisition or otherwise, and the impact of the Acquisition thereon; (iv) Latch’s ability to regain and maintain compliance with the listing standards of Nasdaq, and the impact of the Acquisition thereon; (v) Latch’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022, and the impact of the Acquisition thereon; (vi) Latch’s ability to file its delinquent periodic reports with the Securities and Exchange Commission (the “SEC”) by August 4, 2023, and the impact of the Acquisition thereon; (vii) the expected performance of Latch’s stock; (viii) Latch’s ability to implement business plans; (ix) changes and developments in the industry in which Latch competes; and (x) Latch’s response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents subsequently filed by Latch from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Latch assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Latch does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:
investors@latch.com

Latch PR:
press@latch.com

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